Exhibit 5.1
June 16, 2006
Micrus Corporation
821 Fox Lane
San Jose, CA 95131
     Re:     Micrus Endovascular Corporation
                Registration Statement on Form S-3
Ladies and Gentlemen:
     At your request, we are rendering this opinion in connection with 450,166 shares (the “Shares”) of common stock, $0.01 par value, of Micrus Endovascular Corporation, a Delaware corporation (the “Company”) pursuant to a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) that are issuable upon the exercise by the underwriters described in the Registration Statement of their option to purchase up to all of the Shares to cover overallotments (the “Overallotment Option”).
     We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.
     Based on such examination, we are of the opinion that the Shares, if when and as issued and sold upon our exercise of the Overallotment Option as described in the Registration Statement, will be legally issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP